EXHIBIT 15
                            Accountants' Acknowledgment

The Board of Directors
PepsiCo, Inc.

We hereby acknowledge our awareness of the use of our report dated July 20, 1999 included within the Quarterly Report on Form 10-Q of PepsiCo, Inc. for the twelve and twenty-four weeks ended June 12, 1999, and incorporated by reference in the following Registration Statements and in the related Prospectuses:

                                                       Registration
Description                                          Statement Number
Form S-3
PepsiCo SharePower Stock Option Plan for PCDC
 Employees                                              33-42121
$32,500,000 Puerto Rico Industrial, Medical and
   Environmental Pollution Control Facilities
   Financing Authority Adjustable Rate Industrial
   Revenue Bonds                                        33-53232
Extension of the PepsiCo SharePower Stock Option
   Plan to Employees of Snack Ventures Europe, a
   joint venture between  PepsiCo Foods International
   and General Mills, Inc.                              33-50685
$4,587,000,000 Debt Securities and Warrants             33-64243

Form S-8
PepsiCo SharePower Stock Option Plan                    33-35602, 33-29037,
                                                        33-42058, 33-51496,
                                                        33-54731 & 33-66150
1988 Director Stock Plan                                33-22970
1979 Incentive Plan and the 1987 Incentive Plan         33-19539
1994 Long-Term Incentive Plan                           33-54733
1995 Stock Option Incentive Plan                        33-61731 & 333-09363
1979 Incentive Plan                                      2-65410
PepsiCo, Inc. Long Term Savings Program                  2-82645, 33-51514 &
                                                        33-60965

Pursuant to Rule 436(c) of the Securities Act of 1933, such report is not considered a part of a registration statement prepared or certified by an accountant or a report prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Act.

                                                     KPMG LLP
New York, New York
July 26, 1999




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